BANK SOUTH CORPORATION
                 KEY EMPLOYEE STOCK OPTION PLAN (1982)

                         BANK SOUTH CORPORATION
                     KEY EMPLOYEE STOCK OPTION PLAN

                               ARTICLE I

             Purpose, Scope and Administration of the Plan

1.1 Purpose

The purpose of the Plan is to promote the long-term success of Bank South Corporation and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with Bank South Corporation and its subsidiaries and to encourage key employees to acquire a proprietary interest in Bank South Corporation, to continue employment with Bank South Corporation or its subsidiaries and to render superior performance during such employment.

1.2 Definitions

Unless the context clearly indicates otherwise, for purposes of this Plan the following terms have the respective meanings set forth below:

(a) "Board of Directors" means the Board of Directors of the Bank South Corporation.

(b) "Code" means the Internal Revenue Code of 1954, as amended.

(c) "Committee" means the Stock Option Committee of the Board of Directors, which Committee shall be composed of not less than three members of the Board of Directors who are not employees of the Company and who are not at the time of exercising discretion in administering the Plan eligible, and have not at any time within one year prior thereto been eligible, for selection as a person to whom Options or Stock Appreciation Rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

(d) "Common Stock" means the common stock of Bank South
Corporation, par value $5.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 4.1 hereof.

(e) "Company" means Bank South Corporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by Bank South Corporation or any of its subsidiaries which is a Company hereunder, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

(f) "Fair Market Value" of a share of Common Stock on any particular date means (1) if the Common Stock is not then traded on a national stock exchange, the mean between the closing composite inter-dealer
"bid" and "ask" prices for Common Stock, as quoted by NASDAQ (i) on such date, or (ii) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted;
or (2) if the Common Stock is then traded on a national stock exchange, the closing price on such date of a share of the Common Stock as traded on the largest stock exchange on which it is then traded.

(g) "Grant Date," as used with respect to a particular
Option or Stock Appreciation Right, means the date as of which such Option or Right is granted by the Committee pursuant to the Plan.

(h) "Grantee" means the key employee to whom an Option or Stock Appreciation Right is granted by the Committee pursuant to the Plan.

(i) "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422A of the Code.

(j) "Option" means an Option granted by the Committee pursuant to Article II to purchase shares of Common
Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental
Stock Option, as provided in Section 2.1 hereof.

(k) "Option Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted an Option and Stock Appreciation Rights pursuant to the Plan.

(l) "Option Period" means, with respect to any Option or Stock
Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth annual anniversary of the Grant Date, as the Committee, in its sole discretion, shall determine and during which the Option or Stock Appreciation Right may be exercised.

(m) "Plan" means the Bank South Corporation Key Employee Stock
Option Plan as set forth herein and as amended from time to time.

(n) "Retirement," as applied to a Grantee, means the Grantee's termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under the Bank of the South, N.A. Employees Retirement Plan and Trust, under the successor or replacement of such Retirement
Plan if it is then no longer in effect or under any other retirement plan maintained or adopted by Bank
South Corporation which is determined by the Committee to be the functional equivalent of such Retirement Plan.

(o) "Stock Appreciation Right" means a right granted pursuant to Article III hereof by the Committee, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.

(p) "Supplemental Stock Option" means any Option granted under this Plan, other than an Incentive Stock Option.

(q) "Total and Permanent Disability," as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 105[d] [4] of the Code), and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

1.3 Aggregate Limitation

(a) The aggregate number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted shall not exceed 225,000 shares of Common
Stock, subject to possible adjustment in accordance with Section 4.1.

(b) Any shares of Common Stock to be delivered by the Company upon the exercise of the Options or Stock

Appreciation Rights shall at the discretion of the Board of Directors, be issued from Bank South Corporation's authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

(c) In the event that any Option or Stock Appreciation
Right expires or otherwise terminates prior to being fully exercised, the Committee may grant new Options and Stock Appreciation Rights hereunder to any eligible
Grantee for the shares with respect to which the expired or terminated Option or Stock Appreciation
Rights were not exercised.

1.4 Administration of the Plan

(a) The Plan shall be administered by the Committee which shall have the authority:

(1) To determine those key employees of the Company to whom, and the times at which, Options and Stock Appreciation Rights shall be granted and the number of shares of Common Stock to be subject to each such Option and Rights, taking into consideration the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

(2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(3) To prescribe the terms and conditions of the Option Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical) in accordance and consistent with the requirements of the Plan; and

(4) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b) All decisions and determinations of the Committee in the administration of the Plan and on questions or other matters concerning the Plan or any Option or Stock Appreciation Right shall be final, conclusive and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options or Stock Appreciation Rights which may be granted under the Plan.

1.5 Eligibility for Awards

The Committee shall designate from time to time the key employees of the Company who are to be granted Options and Stock Appreciation Rights. In no event may a member of the Committee or any Director who is not an employee of the Company be granted an Option or Stock Appreciation
Right under this Plan.

1.6 Effective Date and Duration of Plan

The Plan shall become effective upon its adoption by the Board of Directors; provided, that any grant of Options or Stock Appreciation Rights under the Plan prior to approval of the Plan by the shareholders of Bank South Corporation is subject to such shareholder approval with twelve months of adoption of the Plan by the Board of Directors.
Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options or Stock
Appreciation Rights which have not yet expired or otherwise terminated) shall terminate on the tenth annual anniversary of its adoption by the Board of Directors.

                         ARTICLE II

                        Stock Options


2.1 Grant of Options

The Committee may from time to time, subject to the provisions of the Plan, grant Options to key employees under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a). The Committee may designate any Option which satisfies the requirements of Section 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.3 hereof) and the remaining portion as a Supplemental Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock
Option. A Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

2.2 Option  Requirements

(a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Committee shall determine to be applicable to that particular Option.

(b) No Option shall be granted under the Plan on or after the tenth annual anniversary of the date upon which the Plan was adopted by the Board of Directors.

(c) An Option shall not be exercisable during the first twelve months commencing on the Grant Date except as may be specifically allowed by the Committee in the event of a merger, acquisition or other extraordinary transaction in which Bank South Corporation is not the surviving entity, in the event of a change in the control (as defined in Rule 12b-2(f) promulgated under the Securities Exchange Act of 1934) or in the event the Committee, in its sole discretion, otherwise determines and specifies in the applicable Option
Agreement that an Option is exercisable during the first twelve months following its Grant Date.

(d) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(e) The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

(f) The option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common
Stock on the Grant Date.

(g) An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option shall be exercisable only by the Grantee, or if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

(h) Notwithstanding the Option Period applicable to an Option granted hereunder, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option,
(2) the expiration of three months after the Grantee's

Retirement, (3) the expiration of one year after the Grantee ceases to be an employee of the Company due to Total and Permanent Disability, (4) the expiration of two years after the Grantee ceases to be an employee of the Company due to the death of the Grantee or such later time as may be approved by the Committee, or (5) the date on which the Grantee gives the Company, or the Company gives the Grantee, notice of termination of the Grantee's employment with the Company for any reason other than Retirement, Total and Permanent Disability or death.

(i) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Committee may require, accompanied by payment in the manner determined by the Committee, of the full purchase price of the shares of Common
Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their Fair Market
Value on the date of exercise of the Option.

(j) The exercise of any number of Stock Appreciation
Rights granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

2.3 Incentive Stock Option Requirements

(a) An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422A of the Code and shall satisfy, in addition to the conditions of
Section 2.2 above, the conditions set forth in this
Section 2.3.

(b) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option
Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option

Period will not extend beyond five years from the Grant Date.

(c) An Incentive Stock Option shall not be exercisable while there is outstanding (within the meaning of Section 422A[c][7] of the Code) any other "incentive stock option," within the meaning of Subsection (b) of Section 422A of the Code, which was granted before the granting of such Incentive Stock Option to purchase
Common Stock or any other stock in the Company, in a corporation which (at the time of the granting of such Option) is a parent or subsidiary corporation of the Company or in a predecessor corporation of any such corporations.

(d) The aggregate Fair Market Value, determined on the
Grant Date, of the shares of Common Stock with respect to which any Grantee may be granted one or more Incentive Stock Options under the Plan or incentive stock options (within the meaning of Sub-section [b] of Section 422A of the Code) under any other plan of the Company or any parent or subsidiary thereof, in any calendar year shall not exceed
$100,000.00 plus any "unused limit carryover" to such year, determined in accordance with Section
422A(c)(4) of the Code.

                     ARTICLE III
              Stock Appreciation Rights

3.1 Grant of Rights

(a) In conjunction with any Option granted hereunder, the Committee may, in its discretion, grant a Stock
Appreciation Right with respect to each share of Common Stock which may be purchased by the exercise of such Option.

(b) Upon exercise of a Stock Appreciation Right, the
Company shall pay the amount by which the Fair
Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but only to the extent that such amount does not exceed
200% of the Fair Market Value of a share of Common
Stock on the Grant Date. A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.

(c) Payment upon exercise of a Stock Appreciation Right may be made, in the sole discretion of the Committee, in (1) cash, (2) in shares of Common Stock valued at Fair Market Value on the date of exercise, or
(3) partly in cash and partly in shares of Common
Stock.


3.2 Rights Requirements

(a) Stock Appreciation Rights shall be granted under and evidenced by the Option Agreement under which the related Option is granted, containing such terms and conditions consistent with the Plan as the Committee shall determine, and shall be exercisable to the extent allowed under such terms and conditions.

(b) Stock Appreciation Rights granted in relation to an Option (1) shall be exercisable only to the extent and only when the option is exercisable, (2) shall expire or otherwise terminate simultaneously with the expiration or termination of the related
Option, (3) shall be transferable only when the related Option is transferable and under the same conditions, (4) shall be exercised by the Grantee giving written notice of such exercise to the Company, in such form as the Committee may require, and (5) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation

Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.


                       ARTICLE IV

                   General Provisions


4.1 Adjustment Provisions

(a) In the event of (1) any dividend payable in shares of Common Stock; (2) any recapitalization, reclassification, split-up or consolidation of, or other change in, the Common Stock; or (3) an exchange of the outstanding shares of Common
Stock, in connection with a merger, consolidation or other reorganization of or involving Bank South
Corporation or a sale by Bank South Corporation of all or a portion of its assets, for a different number or class of shares of stock or other securities of Bank South Corporation or for shares of the stock or other securities of any other corporation; then the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and Stock Appreciation Rights and/or the purchase price per share which must be paid thereafter upon exercise of any Option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options or Stock Appreciation Rights which may be granted under the Plan.

(b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options or Stock Appreciation
Rights.

4.2 Additional Conditions

Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically pro-vided in the Plan, as the Committee or Company may impose.

4.3 No Rights as Shareholder or to Employment

No Grantee or any other person authorized to purchase
Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Rights until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option.
Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.

4.4 Legal Restrictions

If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to its Grantee or any other authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the "Act") in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

4.5 Rights Unaffected

The existence of the Options and Stock Appreciation Rights shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common
Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

4.6 Withholding Taxes

As a condition of exercise of an Option or Stock Appreciation Right, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an Option or Stock Appreciation Right.

4.7 Choice of Law

The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia.

Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

4.8 Amendment, Suspension and Termination of Plan

The Plan may, from time to time, be terminated, suspended or amended by the Board of Directors in such respects as it shall deem advisable in order that the Incentive
Stock Options granted hereunder shall be "incentive stock options" as such term is defined in Section 422A of the Code, or to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following:

(a) The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to Section
4.1 hereof;

(b) The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 4.1 hereof and with the further exception of changes in determining
Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

(c) The maximum period during which Options or Stock
Appreciation Rights may be exercised;

(d) The maximum amount which may be paid upon exercise of a Stock Appreciation Right;

(e) The termination date of the Plan in any manner which would extend such date; or

(f) The requirements as to eligibility for participation in the Plan in any material respect.

Notwithstanding any other provision herein contained, the Plan shall terminate and all Options and Stock Appreciation
Rights previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.

AS APPROVED BY THE BOARD OF DIRECTORS OF BANK SOUTH
CORPORATION ON JUNE 17, 1982.


                          BANK SOUTH CORPORATION
                      BY:

                         ------------------------
                         Chairman of the Board

                            AMENDMENT NO. 3
                                   TO
                         BANK SOUTH CORPORATION
                     KEY EMPLOYEE STOCK OPTION PLAN

    THIS AMENDMENT made as of the 13 day of February, 1992, by BANK SOUTH CORPORATION, a corporation organized under the laws of the State of Georgia (the "Company");

                          W I T N E S S E T H:

    WHEREAS, the Company established the Bank South Corporation Key Employee Stock Option Plan (the "Plan"), which was approved by the Board of Directors of Bank South Corporation on June 17, 1982; and

    WHEREAS, the Board of Directors has previously approved certain amendments to the Plan, effective as of August 5, 1991, in connection with the employment of certain executives by the Company; and

    WHEREAS, the Company now desires to evidence the adoption of such amendments in the manner hereinafter provided;

    NOW, THEREFORE, the Plan is hereby amended as follows:

                                   1.

    Section 2.2(c)(2) of the Plan is hereby amended by adding the following to the end of the present section:

    "The Committee may, pursuant to its authority under Sections 2.2(a) and 2.2(c)(1)(c), expand or restrict the events which constitute a 'Change in Control' for purposes of all or a portion of the Options covered by a particular Option Agreement."

                                   2.

    Section 2.2(f) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

        "(f) The option price per share of Common Stock shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date."

                                   3.

    Section 2.2(h) of the Plan is hereby amended by adding the following after the word "hereunder" and before the comma in the second line of the present section:

    "and except as otherwise provided in the applicable Option Agreement"

                                   4.

    The foregoing amendments to the Plan shall be effective as of August 5, 1991. Except as herein amended, the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers the day and year first above written.

(CORPORATE SEAL)                   BANK SOUTH CORPORATION

ATTEST:

By: (Signature of Gregory N. Stoddard) By: (Signature of Ralph E. Hutchins, Jr.)
    Title: Corporate Secretary             Title: Sr. Executive Vice President

This is a true and correct copy of a resolution passed by the Board of Directors on April 16, 1987.

                                   (Signature of Edward B. Grimball)
                                   Edward B. Grimball, Secretary

            RESOLUTION FOR AMENDMENT NO. 2 TO THE BANK SOUTH
                     KEY EMPLOYEE STOCK OPTION PLAN

Corporation

    WHEREAS, the Board has reviewed and considered Amendment No. 2 to the Bank South Key Employee Stock Option Plan in the form attached hereto;

    BE IT RESOLVED, that amendment No. 2 to the Plan is hereby adopted and approved, such amendment to be effective January 1, 1987; that the officers of the Corporation are authorized and directed to execute this amendment; and that such amendment be submitted to the Shareholders of the Corporation for approval.

                         AMENDMENT NO. 2 TO THE
                         BANK SOUTH CORPORATION
                     KEY EMPLOYEE STOCK OPTION PLAN

    THIS AMENDMENT, made this     day of March, 1987 by Bank South
Corporation, a corporation organized under the laws of the State of Georgia (hereinafter together with the subsidiaries collectively referred to as the "Company"):

                          W I T N E S S E T H:

    WHEREAS, the Company established the Bank South Corporation Key Employee Stock Option Plan (the "Plan"), which was approved by the Board of Directors of Bank South Corporation on June 17, 1982; and

    WHEREAS, the Company now desires to amend the Plan pursuant to Section
4.8 thereof;

    NOW, THEREFORE, the Plan is hereby amended as follows:

                                   1.

    Section 1.4(a) of the Plan is hereby amended by deleting paragraph (5) thereof in its entirety and substituting the following in lieu thereof:

    "(5) To determine whether any Grantee of a Supplemental Stock Option shall be entitled to a Tax Equalization Payment. If the Committee, in its sole discretion, determines that such a payment should be made, the following conditions shall apply:
    (A) The amount of the Tax Equalization Payment shall be a percentage of the amount the Grantee includes in income (as described below) as a result of the exercise of a Supplemental Stock Option granted under the terms of this Plan. This percentage shall be determined by the Committee and shall reflect (i) the individual income tax rate that will apply to the amount the Grantee includes in income, (ii) the corporate income tax rate for the year the option is exercised, and (iii) the relationship between such individual income tax rate and corporate income tax rate; (B) For purposes hereof, the amount the Grantee includes in income shall be determined by subtracting the aggregate price Grantee paid for the shares of Common Stock upon exercise of the Option from the aggregate
    Fair Market Value of such shares of Common Stock on the date of exercise."

                                   2.

    The foregoing amendment to the Plan shall be effective as of January 1, 1987. Except as herein amended, the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officers the day and year first above written.

(CORPORATE SEAL)                  BANK SOUTH CORPORATION

                                  By:
Attest

                         AMENDMENT NO. 1 TO THE
                         BANK SOUTH CORPORATION
                     KEY EMPLOYEE STOCK OPTION PLAN

    THIS AMENDMENT, made this 19th day of February, 1987 by Bank South Corporation, a corporation organized under the laws of the State of Georgia (hereinafter together with the subsidiaries collectively referred to as the "Company"):

                           W I T N E S S E H:

    WHEREAS, the Company established the Bank South Corporation Key Employee Stock Option Plan (the "Plan"), which was approved by the Board of Directors of Bank South Corporation on June 17, 1982; and

    WHEREAS, the Company now desires to amend the Plan pursuant to Section
4.8 thereof;

    NOW THEREFORE, the Plan is hereby amended as follows:

                                   1.

    Section 1.2 of the Plan is hereby amended by the addition of the following new paragraph (r) at the end of the present provision:

    "(r) "Tax Equalization Payment" means a cash payment which may be payable to Grantee under the terms of Section 1.4(a)(5) upon exercise of a Supplemental Stock Option which is granted on or after January 1, 1987 under this Plan."

                                   2.

    Section 1.3(a) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof;

    "Aggregate Limitation

    (a) The aggregate number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted shall not exceed 1,928,125 shares of Common Stock, subject to possible adjustments in accordance with Section 4.1"

                                   3.

    Section 1.4(a) of the Plan is hereby amended by the addition of the following new paragraph (5) at the end of the present provision:

    "(5) To determine whether any Grantee of a Supplemental Stock Option shall be entitled to a Tax Equalization Payment. If the Committee, in its sole discretion, determines that such a payment should be paid, the following conditions shall apply:
    (A) The amount of the Tax Equalization Payment shall be equal to 28% of the appreciated value of the shares of Common Stock acquired upon exercise of a Supplemental Stock Option granted under the terms of this Plan, (B) For purposes hereof, the appreciated value shall be determined by subtracting the aggregate price Grantee paid for the shares of Common Stock upon exercise of the Option from the aggregate Fair Market Value of such shares of Common Stock on the date of exercise."

                                   4.

    Section 2.2(c) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof;

    "(c)(1) An Option shall not be exercisable during the first twelve months commencing on the Grant Date (a) except as may be specifically allowed by the Committee in the event of a merger, acquisition or other extraordinary transaction in which Bank South Corporation is not the surviving entity,
    (b) in the event of a Change in Control (as hereinafter defined), or (c) in the event the Committee in its sole discretion, otherwise determines and specifies in the applicable Option Agreement that the Option is exercisable during the first twelve months following its Grant Date, as used herein.

    (2) "Change in Control" means (A) the acquisition, directly or indirectly, by any "person" (as such term is used in the Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve month period, of securities of Bank South Corporation representing an aggregate of 25% or more of the combined voting power of Bank South Corporation's then outstanding securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period."

                                   5.

    Section 2.3(c) of the Plan is hereby amended by the addition of the following sentence at the end of the present provision:

    "This provision shall not apply to any Incentive Stock
    Option granted on or after January 1, 1987."

                                   6.

    Section 2.3(d) of the Plan is hereby amended by the addition of the following new paragraph at the end of the present provision:

   "The immediately preceding paragraph of this Section 2.3(d) shall not apply to any Incentive Stock Option granted on or after January 1, 1987. With respect to such Incentive Stock Options, the following restriction shall apply: the aggregate Fair
   Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which such Incentive Stock
   Options are exercisable for the first time by an employee during any calendar year (under all such plans of the employee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000."

                                  7.

    The foregoing amendments to the Plan shall be effective as of January 1, 1987. Except as herein amended, the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officers the day and year first above written.

(CORPORATE SEAL)                 BANK SOUTH CORPORATION


                                 By: (Signature of Edward B. Grimball)
Attest                               Senior Vice President and Secretary